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                                                                    EXHIBIT 23.2
                                                                    ------------


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Boston Communications Group, Inc.'s 1998 Stock Incentive Plan of our report dated February 6, 1998 with respect to the consolidated financial statements and schedule of Boston Communications Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


/s/ ERNST & YOUNG LLP


Boston, Massachusetts
June 23, 1998